UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2021

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On January 26, 2021, Hawaiian Airlines, Inc. (“Hawaiian”), a wholly owned subsidiary of Hawaiian Holdings, Inc. (“Holdings,” and together and with Hawaiian, the “Company”), issued a press release announcing the launch of an offering of $800,000,000 in senior secured notes due 2026 by Hawaiian Brand Intellectual Property, Ltd. and HawaiianMiles Loyalty, Ltd., each an indirect wholly-owned subsidiary of Hawaiian (the “Loyalty Offering”). A copy of the press release is furnished hereto as Exhibit 99.1.

On January 28, 2021, Hawaiian issued a press release announcing the pricing and upsizing of the Loyalty Offering. A copy of the press release is furnished hereto as Exhibit 99.2.

On January 15, 2021, the Company entered into a Payroll Support Program Extension Agreement with the U.S. Treasury (the “PSP Extension Agreement”) as part of the Consolidated Appropriations Act, 2021. Pursuant to the PSP Extension Agreement, Hawaiian issued recall notices and offered the opportunity to return to employment to employees who were subject to an involuntary termination or furlough between October 1, 2020 and the date of the PSP Extension Agreement. Under the PSP Extension Agreement, the Company is required to refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits through March 31, 2021.

Due to uncertainty regarding the Company’s employment needs beyond March 31, 2021, on January 28, 2021, the Company issued Worker Adjustment and Retraining Notification and California Worker Adjustment Retraining Notification Act notices, to the extent applicable, (the “Notices”) to its Air Line Pilots Association, Association of Flight Attendants, International Association of Machinists and Aerospace Workers, and Transport Workers Union work groups of the possibility of workforce reductions. The Company identified approximately 900 U.S.-based employees who could be affected, nearly all of whom were already subject to previous notices issued as part of the Company’s previous workforce reductions. The Notices are part of the Company’s response to the impacts of the COVID-19 pandemic, including the re-balancing of its workforce to better align with the evolving needs of the business. The Company anticipates that workforce reductions related to the Notices will initially be focused on voluntary reduction options and the number of employees identified as potentially affected may not be indicative of actual workforce reductions.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current plans and expectations. Such forward-looking statements include, without limitation, the Company’s workforce reduction plans, including both furlough and voluntary opportunities. Words such as “expects,” “anticipates,” “projects,” “hopes,” “intends,” “plans,” “believes,” “estimates,” “will,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.

These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause outcomes to be materially different from any expected outcomes, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation: the effectiveness of the Company’s cost cutting plans; the continuing and developing effects of the COVID-19 pandemic, including its impact on the demand for air travel; employee up-take of voluntary early-out offers; the Company’s dependence on tourist travel; the availability of aircraft fuel, aircraft parts and personnel; the Company’s ability to continue to generate sufficient cash; changes in the Company’s future capital needs; and other macroeconomic, political and regulatory developments.

The risks, uncertainties and assumptions described above also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. Except as required by law, the Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

The hyperlinks included in Exhibit 99.1 and 99.2 attached hereto are not incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release, dated January 26, 2021, Hawaiian Airlines, Inc. Announces Launch of Offering by Loyalty and Brand Subsidiaries of $800,000,000 Senior Secured Notes due 2026
99.2	Press Release, dated January 28, 2021, Hawaiian Airlines, Inc. Announces Pricing and Upsizing of Offering by Loyalty and Brand Subsidiaries of Senior Secured Notes due 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2021

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer